                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Three Months Ended March 31,
                                                             -----------------------------------------------------------------
                                                                         2001                                  2000
                                                             ---------------------------          ----------------------------
                                                                Basic           Diluted              Basic            Diluted
                                                             -----------      ----------          -----------       ----------

  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:

            Stock, net                                        6,672,884        6,672,884           7,012,887         7,012,887
            Purchase of treasury stock (weighted)               (38,680)         (38,680)
                                                             ----------      -----------          -----------       ----------
                                                              6,634,204        6,634,204           7,012,887         7,012,887

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                               180,287
                                                             -----------     -----------          ----------        ----------

III.  Weighted Average Shares and Equivalent Shares           6,634,204        6,814,491           7,012,887         7,012,887
                                                             ==========      ===========          ==========        ==========

 IV.  Net Income (Loss)                                      $    1,531      $     1,531          ($    277)       ($     277)
                                                             ==========      ===========          ==========        ==========

  V.  Net Income (Loss) Per Share                            $      .23      $       .22          ($    .04)       ($     .04)
                                                             ==========      ===========          =========         =========

                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                             Six Months Ended March 31,
                                                        ---------------------------------------------------------------------
                                                                      2001                                  2000
                                                        -------------------------------        ------------------------------
                                                             Basic           Diluted               Basic            Diluted
                                                        ------------      -------------         ----------        -----------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:

            Stock, net                                    6,712,884         6,712,884             7,639,287         7,639,287
            Purchase of treasury stock (weighted)           (58,360)          (58,360)             (568,854)         (568,854)
                                                        -----------       -----------           -----------       -----------
                                                          6,654,524         6,654,524             7,070,433         7,070,433

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                            200,668
                                                        -----------       -----------           -----------       -----------

III.  Weighted Average Shares and Equivalent Shares       6,654,524         6,855,192             7,070,433         7,070,433
                                                        ===========       ===========           ===========       ===========

 IV.  Net Income (Loss)                                 $     2,641       $     2,641           ($       18)      ($       18)
                                                        ===========       ===========           ===========       ===========

  V.  Net Income (Loss) Per Share                       $       .40       $       .39           ($      .00)      ($      .00)
                                                        ===========       ===========           ===========       ===========
